UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014 (June 10, 2014)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 10, 2014, the Company held its 2014 Annual Meeting of the Stockholders (the “2014 Annual Meeting”) for the following purposes:

•	to elect seven nominees for director, each to serve until the 2014 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal;

•	to approve, on an advisory basis, the compensation of the Company’s named executive officers;

•	to ratify the selection by the Audit and Ethics Committee of the Board of Directors of the Company of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2014.

At the 2014 Annual Meeting, each of Thomas B. King, J. Kevin Buchi, Deepika R. Pakianathan, Ph.D., J. Leighton Read, M.D., Gordon Ringold, Ph.D., Isaac Stein and Joseph L. Turner was re-elected as a director of the Company. The stockholders of the Company approved, on an advisory basis, the compensation of the Company’s named executive officers. Lastly, the stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014. The final voting results on each of the matters submitted to a vote of stockholders at the 2014 Annual Meeting are as follows:

	For	Withheld	Broker Non-Votes

1. Election of Directors
Thomas B. King	5,231,309	243,103	4,897,458
J. Kevin Buchi	5,132,135	342,277	4,897,458
Deepika R. Pakianathan, Ph.D.	5,363,822	110,590	4,897,458
J. Leighton Read, M.D.	5,387,512	86,900	4,897,458
Gordon Ringold, Ph.D.	5,385,122	89,290	4,897,458
Isaac Stein	5,372,092	102,320	4,897,458
Joseph L. Turner	4,697,279	777,133	4,897,458

	For	Against	Abstentions	Broker Non-Votes

2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers	5,014,412	356,092	103,908	4,897,458

	For	Against	Abstentions	Broker Non-Votes

3. Ratification of Ernst & Young LLP as independent registered public accounting firm for 2014	10,323,876	39,537	8,457	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: June 11, 2014

	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer